Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com FLOTEK ANNOUNCES THIRD QUARTER 2021 RESULTS HOUSTON, November 8, 2021 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today announced third quarter results for the three months ended September 30, 2021. John W. Gibson, Jr., Chairman, President, and Chief Executive Officer, stated, “I’m pleased to report that our revenues for the third quarter are up approximately 11% compared to the second quarter. Customer growth and diversification continue to improve as revenue from new or non-core customers grew 34%, while the total number of customers grew by 22% sequentially in our energy chemistry technologies business. Additionally, our data analytics business reached two important milestones during the third quarter by obtaining international certifications for our Verax analyzers and launching a new patent-pending Advanced Interface Detection Algorithm (AIDA) application.” “We executed our sales team realignment during the third quarter, adding eight new sales professionals supporting the energy chemistry business and three new professionals for the data analytics business. These sales professionals are all experienced with proven track records. Supporting our Professional Chemistry activities, we also successfully secured three contract manufacturing and toll blending agreements with U.S based suppliers, entered into manufacturing representation agreements with four agencies providing coverage in 48 states with over 150 sales representatives, and extended our product line with 18 private label options for distribution and re-distribution groups.” “I’m pleased to announce the commercialization of Flotek’s ESG scorecard assessment service, which analyzes the full well cycle chemical utilization to support our customer’s ESG reporting goals, operational efficiencies, and enterprise risk management. Our ESG scorecard further demonstrates our commitment to engaging with the industry to highlight the strategic benefits of green chemistry solutions.” “We also continue to focus on improving our liquidity. In August, we completed a lease agreement for our Monahans facility, converting it into a more marketable, income generating property. We have also applied for forgiveness of our Paycheck Protection Program (“PPP”) loans and have received an extension of the loan maturity date from April 15, 2022 to April 15, 2025. Finally, we continue to clear legacy matters through our settlement with ADM, which eliminates a sizeable cash commitment.” Third Quarter Financial Results • Consolidated Revenues: Flotek generated third quarter 2021 consolidated revenue of $10.2 million, down 20.1% from $12.7 million in the third quarter 2020, but up 10.9% versus $9.2 million in the second quarter 2021. The year-over-year decrease in revenue was primarily due to the loss of two major energy customers that were purchased by non-customers during the second quarter of 2021, and nominal decreases in international sales, offset by certain current and returning customer revenue increases during the current quarter that did not have prior year comparable activities. • Consolidated Operating Expenses: Consolidated operating expenses (excluding depreciation and amortization) were $5.4 million in the third quarter 2021, a 55.4% decrease from $12.1 million in the second quarter 2021. The decrease was primarily driven by the ADM lawsuit settlement and related net benefit of $7.6 million. Consolidated operating expenses for the nine months ended September 30, 2021 decreased $32.6 million, or 51.0% versus the same period of 2020. The year-to-date decrease was primarily due to reduced cost of sales due to lower sales during 2021 and the net benefit of $7.6 million to operating expenses related to the ADM lawsuit settlement. • Corporate General & Administrative Expenses (CG&A): CG&A expenses for the third quarter of 2021 were consistent with the same comparable period last year at $2.7 million and were 7.0% less than the CG&A expenses of $2.9 million for the second quarter of 2021. The declines were primarily driven by the reversal of bonus accruals in the third quarter of 2021. • Net Income: The Company recorded net income for the third quarter of $0.5 million, or an income of $0.01 per basic/diluted share, compared to a loss of $6.5 million, or $0.09 per basic/diluted share in the second quarter 2021. The increase was primarily driven by the ADM lawsuit settlement and the related net benefit. Year-over-year improvement is mainly due to no impairments during 2021 compared to the $24.2 million and $81.7 million impairments recorded in the three and nine months ended September 30, 2020 and the ADM lawsuit settlement and related net benefit. • Adjusted EBITDA: Adjusted EBITDA for the third quarter 2021 was a loss of $6.3 million, a 6.0% improvement on the $6.7 million loss in the second quarter of 2021 and a 2.8% improvement on the $6.5 million loss during the same period of the prior year. Exhibit 99.1

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com Balance Sheet and Liquidity As of September 30, 2021, the Company had cash and equivalents of $20.5 million which were impacted by operating losses in the quarter. Flotek also had $4.8 million of PPP loans outstanding. The Company has applied for forgiveness for its PPP loans and received an extension of the loan maturity date from April 15, 2022 to April 15, 2025, reducing the current portion of long-term debt from $4.8 million to $1.3 million as of September 30, 2021. Chemistry Technologies Segment: Energy Chemistry and Professional Chemistry In the third quarter 2021, sales in the Chemistry Technologies segment declined 22.4% year-over-year to $9.4 million. The year- over-year decrease was primarily the result of decreased demand from the company’s major customers and smaller operators that have not returned to the pre-pandemic levels. In addition, revenue from two major customers was lost as a result of market consolidation in the Permian basin in the second quarter. Highlights from the quarter include: Energy Chemistry • Revenue improved 28.2% quarter on quarter, outpacing the market and indicating market share growth. • Revenue generated from new or non-core accounts grew 34% while the total number of customers grew by 22% quarter on quarter, demonstrating the continued emphasis on improving customer acquisitions and revenue diversification. • Secured a pilot project with a major international service company to deliver a four-well trial of Flotek’s proprietary slick water hydraulic fracturing fluid system to a major national oil company in the Middle East. • Executed a five-year service contract extension at our Material Translogistics facility in Raceland, LA with one of the world’s top oilfield services providers while expanding that business through the impact of Hurricane Ida. • Successfully entered into an adjacent energy market with revenue generation in geothermal drilling and cementing operations. • Entered into early negotiations with key suppliers to secure future purchase prices and material allocation volumes with our top product lines for 2022 as we focus on continued growth. • Commercialized our ESG scorecard assessment service offering that analyzes the full well cycle chemical utilization and identifies opportunities to support customer’s ESG reporting goals, operational efficiencies, and enterprise risk management. Professional Chemistry • Signed three contract manufacturing and toll blending agreements with U.S based suppliers. • Gained sales force expansion via manufacturing representation agreements with four agencies providing coverage in 48 states with over 150 sales representatives. • Extended our product line with 18 private label options for distribution and re-distribution groups. • Added revenue from the agricultural adjacent market with our green solvents and adjuvant applications. Data Analytics Segment In the third quarter 2021, Data Analytics’ sales decreased from the second quarter 2021 by 45.6% and grew 22.6% compared to the third quarter 2020. Highlights include: • Developed a new line of Verax analyzers for the international market obtained the necessary certifications for usage in hazardous locations internationally. • Launched the Advanced Interface Detection Algorithm system, or AIDA, a new patent-pending application that uses advanced machine learning algorithms to enable pipeline operators to cut batches using real time detection of batch interfaces without the need for additional sampling or chemometric modeling. Conference Call Details Flotek will host a conference call on Tuesday, November 9, 2021, at 9:00 am CST (10:00 a.m. EST) to discuss its third quarter results for the three months ended September 30, 2021. Participants may access the call through Flotek’s website at www.flotekind.com under “Webcasts’’ or by telephone at 1-844-835-9986 approximately five minutes prior to the start of the call.

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com Following the conclusion of the conference call, a recording of the call will be available on the Company’s website. About Flotek Industries, Inc. Flotek Industries, Inc. creates solutions to reduce the environmental impact of energy on air, water, land and people. A technology- driven, specialty green chemistry and data company, Flotek helps customers across industrial, commercial, and consumer markets improve their Environmental, Social, and Governance performance. Flotek’s Chemistry Technologies segment develops, manufactures, packages, distributes. delivers, and markets high-quality cleaning, disinfecting and sanitizing products for commercial, governmental and personal consumer use. Additionally, Flotek empowers the energy industry to maximize tile value of their hydrocarbon streams and improve return on invested capital through its real-time data platforms and green chemistry technologies. Flotek serves downstream, midstream, and upstream customers, both domestic and international. Flotek is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com. Forward -Looking Statements Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of tile Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management. such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward -looking statements, which speak only as of the dale of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect, any event or circumstance that may arise after the date of this press release. Inquiries, contact: Investor Relations E: ir@flotekind.com P: (713) 726-5322

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com September 30, 2021 December 31, 2020 ASSETS Current assets: Cash and cash equivalents $ 20,527 $ 38,660 Restricted cash 40 664 Accounts receivable, net of allowance for doubtful accounts of $743 and $1,316 at September 30, 2021 and December 31, 2020, respectively 11,560 11,764 Inventories, net 8,818 11,837 Income taxes receivable 55 403 Other current assets 4,811 3,127 Assets held for sale 545 - Total current assets 46,356 66,455 Property and equipment, net 7,769 9,087 Operating lease right-of-use assets 2,099 2,320 Goodwill 8,092 8,092 Deferred tax assets, net 209 223 Other long-term assets 29 33 TOTAL ASSETS $ 64,554 $ 86,210 LIABILITIES AND STOCKHOLDERS' & EQUITY Current liabilities: Accounts payable $ 5,224 $ 5,787 Accrued liabilities 10,465 18,275 Income taxes payable 38 21 Interest payable 70 34 Current portion of operating lease liabilities 586 636 Current portion of finance lease liabilities 48 60 Current portion of long-term debt 1,336 4,048 Total current liabilities 17,767 28,861 Deferred revenue, long-term 100 117 Long-term operating lease liabilities 7,888 8,348 Long-term finance lease liabilities 64 96 Long-term debt 3,452 1,617 TOTAL LIABILITIES 29,271 39,039 Stockholders' Equity: Preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding - - Common stock, $0.0001 par value, 140,000,000 shares authorized; 79,610,243 shares issued and 69,316,933 shares outstanding at September 30, 2021; - - 78,669,414 shares issued and 73,088,494 shares outstanding at December 31, 2020 8 8 Additional paid-in capital 362,174 359,721 Accumulated other comprehensive income (loss) 51 (19) Accumulated deficit (293,025) (278,688) Treasury stock, at cost; 5,648,721 and 5,580,920 shares at September 30, 2021 - - and December 31, 2020, respectively (33,925) (33,851) Total stockholders' equity 35,283 47,171 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $ 64,554 $ 86,210 Flotek Industries, Inc. Unaudited Condensed Consolidated Balance Sheets (in thousands, except share data)

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com 9/30/2021 9/30/2020 6/30/2021 9/30/2021 9/30/2020 Revenue Revenue from external customers $ 8,847 $ 12,739 $ 9,165 $ 29,782 $ 41,035 Revenue from related party 1,332 - - 1,332 - Total revenues 10,179 12,739 9,165 31,114 41,035 Costs and expenses: Operating expenses (excluding depreciation and amortization) 5,418 29,466 12,110 31,330 63,939 Corporate general and administrative 2,696 2,679 2,868 9,925 12,568 Depreciation and amortization 233 518 253 793 3,177 Research and development 1,186 1,480 1,466 4,194 5,673 Loss (gain) on disposal of long-lived assets 14 (37) (71) (55) (92) Impairment of goodwill - 11,706 - - 11,706 Impairment of fixed, long-lived and intangible assets - 12,521 - - 69,975 Total costs and expenses 9,547 58,333 16,626 46,187 166,946 Income (loss) from operations 632 (45,594) (7,461) (15,073) (125,911) Other (expense) income: Paycheck protection plan loan forgiveness - - 881 881 - Gain on lease termination - - - - 576 Interest expense (18) (19) (17) (53) (40) Other (expense) income, net (102) 291 72 (62) 322 Total other (expense) income, net (120) 272 936 766 858 Income (loss) before income taxes 512 (45,322) (6,525) (14,307) (125,053) Income tax (expense) benefit (3) 81 (21) (30) 6,282 Net income (loss) 509 (45,241) (6,546) (14,337) (118,771) Income (loss) per common share: Basic $ 0.01 $ (0.66) $ (0.09) $ (0.21) $ (1.75) Diluted $ 0.01 $ (0.66) $ (0.09) $ (0.21) $ (1.75) Weighted average common shares: Weighted average common shares used in computing basic income (loss) per common share 69,324 68,217 69,531 68,665 68,063 Weighted average common shares used in computing diluted income (loss) per common share 70,176 68,217 69,531 68,665 68,063 Flotek Industries, Inc. Unaudited Condensed Consolidated Statements of Operations (in thousands, except per share data) Three Months Ended Nine Months Ended

Flotek Industries 8846 N. Sam Houston Pkwy W., Suite 150 Houston, Texas 77064 (713)-849-9911 www.flotekind.com 2021 2020 Cash flows from operating activities: Net loss $ (14,337) $ (118,771) Adjustments to reconcile net loss to net cash used in operating activities: Change in fair value of contingent consideration (701) 3,200 Depreciation and amortization 793 3,177 Provision for doubtful accounts (42) 494 Inventory purchase commitment settlement (7,633) - Provision for excess and obsolete inventory 687 10,465 Impairment of goodwill - 11,706 Impairment of right-of-use assets - 7,434 Impairment of fixed assets - 30,178 Impairment of intangible assets - 32,363 Gain on sale of assets (55) (668) Non-cash lease expense 221 299 Stock compensation expense 2,710 2,208 Deferred income tax provision (benefit) 13 (199) Paycheck protection plan loan forgiveness (881) - Changes in current assets and liabilities: Accounts receivable, net 111 4,714 Inventories, net 2,330 3,186 Income taxes receivable 405 (140) Other current assets (2,237) 823 Other long-term assets 541 (16) Accounts payable (604) (11,906) Accrued liabilities 414 (17,689) Income taxes payable (53) 25 Interest payable 36 22 Net cash used in operating activities (18,282) (39,095) Cash flows from investing activities: Capital expenditures (31) (836) Proceeds from sale of business - 9,907 Proceeds from sale of assets 74 86 Purchase of JP3, net of cash acquired - (26,284) Abandonment of patents and other intangible assets - (8) Net cash provided by (used in) by investing activities 43 (17,135) Cash flows from financing activities: Proceeds from paycheck protection plan loan - 4,788 Payments to tax authorities for shares withheld from employees (161) (123) (Payments) proceeds from sale of common stock (246) 416 Payments for finance leases (44) (152) Net cash (used in) provided by financing activities (451) 4,929 Effect of changes in exchange rates on cash and cash equivalents (67) (80) Net change in cash, cash equivalents and restricted cash (18,757) (51,381) Cash and cash equivalents at beginning of period 38,660 100,575 Restricted cash at beginning of period 664 663 Cash and cash equivalents and restricted cash at beginning of period 39,324 101,238 Cash and cash equivalents at end of period 20,527 49,193 Restricted cash at the end of period 40 664 Cash, cash equivalents and restricted cash at end of period $ 20,567 $ 49,857 Nine months ended September 30, Flotek Industries, Inc. Unaudited Condensed Consolidated Statements of Cash Flows (in thousands)

Flotek Industries
8846 N. Sam Houston Pkwy W., Suite 150
Houston, Texas 77064
(713)-849-9911
www.flotekind.com

Flotek Industries, Inc.
Unaudited Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings
(in thousands)

GAAP Income (Loss) from Operations and Reconciliation to Adjusted EBITDA (Non-GAAP)

	Three Months Ended			Nine Months Ended	
	9/30/2021	9/30/2020	6/30/2021	9/30/2021	9/30/2020
Income (Loss) from Operations (GAAP)	$ 509	$ (45,241)	$ (6,546)	$ (14,337)	$(118,771)
Interest Expense	18	19	17	53	40
Interest Income	(1)	(206)	(3)	(9)	(463)
Income Tax Benefit (Expense)	3	(81)	21	30	(6,282)
Depreciation and Amortization	233	518	253	793	3,177
Impairment of Goodwill	-	11,706	-	-	11,706
Impairment of Fixed and Long Lived Assets	-	12,521	-	-	69,975
EBITDA (Non-GAAP)	$ 762	$ (20,764)	$ (6,258)	$ (13,470)	$ (40,618)
Stock Compensation Expense	960	690	969	2,710	2,208
Severance and Retirement	11	749	946	991	3,514
Inventory Write-Down	-	9,565	-	-	11,033
Inventory Purchase Commitment Settlement	(7,633)	-	-	(7,633)	825
M&A Transaction Costs	(401)	3,219	100	(458)	3,717
Inventory Step-Up	(78)	81	32	2	236
(Gain) loss on Disposal of Assets	14	(37)	(71)	(55)	(92)
Gain on Lease Termination	-	-	-	-	(576)
PPP Loan Forgiveness	-	-	(881)	(881)	-
Employee Retention Credit	(927)	-	(1,923)	(2,851)	-
Non-Recurring Professional Fees	993	14	388	2,046	336
Winter Storm (Natural Disaster)	-	-	-	199	-
Adjusted EBITDA (Non-GAAP)	$ (6,299)	$ (6,483)	$ (6,698)	$ 19,400	$ 19,417

(1) Management believes that adjusted EBITDA for the three and nine months ended September 30, 2021 and September 30, 2020, and the three months ended June 30, 2021, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods. Management views the expenses noted above to be outside of the Company's normal operating results. Management analyzes operating results without the impact of the above items as an indicator of performance, to identify underlying trends in the business and cash flow from continuing operations, and to establish operational goals.